Exhibit 10.1

EXECUTION VERSION

US$80,000,000

LOAN AGREEMENT

BETWEEN

THOMAS PROPERTIES GROUP, L.P.,

AS BORROWER,

AND

PARKWAY PROPERTIES LP,

AS LENDER

DATED AS OF SEPTEMBER 4, 2013

(i)

EXHIBITS

Exhibit A	Form of Note

Exhibit B	ROFO Properties

THIS LOAN AGREEMENT, dated as of September 4, 2013 (the “Effective Date”), is made between THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership (“Borrower”), and PARKWAY PROPERTIES LP, a Delaware limited partnership (“Lender”) (a wholly owned subsidiary of PARKWAY PROPERTIES, INC., a Maryland corporation (“Lender Parent”)).

W I T N E S S E T H:

WHEREAS, Borrower, Lender and Lender Parent, among others, are parties to that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which the parties have agreed to effect a business combination transaction in which, among other things, Borrower will merge with a wholly-owned subsidiary of Lender and be the surviving entity in that merger. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

WHEREAS, Lender has agreed to extend credit to Borrower upon the terms and subject to the conditions set forth herein for the purpose of funding a portion of Borrower’s obligation to pay “the Liquidation Payment Amount” to TPG/CalSTRS, LLC under that certain Redemption and Liquidation Option Agreement, dated as of July 16, 2013 (as it may be amended from time to time, the “Liquidation Agreement”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Loan Agreement, together with all Schedules and Exhibits hereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Asset Disposition” means the sale, sale and leaseback, assignment, conveyance, transfer, or other disposition (by way of merger, amalgamation, casualty, condemnation, expropriation or otherwise) by Borrower or any Subsidiary of Borrower to any Person other than Borrower or a Subsidiary of Borrower of (a) any Equity Interests of any of the Subsidiaries of Borrower or (b) any Property, or (c) any other assets of Borrower or any of its Subsidiaries, including Equity Interests of any person that is not a Subsidiary (other than (i) sales of condominium units (excluding bulk sales of condominium units), (ii) leasing of the Company Properties in the ordinary course of business, (iii) sales or other dispositions of leasehold improvements, furniture, equipment, and obsolete or worn out assets, in each case disposed of in the ordinary course of business, (iv) dispositions to Borrower or a Subsidiary of Borrower, (v) the disposition of assets as the result of a casualty, condemnation, or expropriation, so long as any proceeds thereof are characterized as Net Cash Proceeds, (vi) dispositions of cash, in the ordinary course of business, as the result of payment of expenses of Borrower, Borrower Parent, or any Subsidiary of Borrower; and (vii) transfers that constitute Company Permitted Liens.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrower Change of Control” means the occurrence of any of the following events:

(i) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Thomas Investors, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding voting stock of Borrower Parent; or

(ii) Borrower Parent shall cease to own and control, directly or indirectly, at least 60% of the outstanding Equity Interests of Borrower; or

(iii) Borrower Parent or a wholly owned Subsidiary of Borrower Parent shall cease to be the sole general partner of Borrower or shall cease to have the sole and exclusive power to exercise all management and control over Borrower.

“Borrower Parent” means Thomas Properties Group, Inc., a Delaware corporation.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in Maryland are authorized or obligated by law or executive order to close.

“Default Rate” has the meaning set forth in Section 2.05(b).

“Dollars” means the lawful money of the United States of America.

“Effective Date” has the meaning set forth in the preamble hereto.

“Equity Interest” means, with respect to any Person, all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Equity Issuance” means any issuance or sale by Borrower, Borrower Parent, or any Subsidiary of Borrower of any Equity Interests in Borrower, Borrower Parent, or any Subsidiary of Borrower or the receipt by Borrower or any Subsidiary of Borrower of any capital contribution, except in each case for (a) any issuance or sale to, or any receipt of any capital contribution from, Borrower Parent or any Subsidiary of Borrower Parent, (b) sales or issuances of Equity Interests of Borrower Parent or Borrower to management or employees of Borrower Parent or any of its Subsidiaries under any employee equity incentive plan in existence from time to time in the ordinary course of business, and (c) any issuance or sale of Equity Interests by, or capital contributions to, any non-wholly owned Subsidiary of Borrower, except to the extent Borrower or any wholly owned Subsidiary of Borrower receives a distribution of some or all of the proceeds of such issuance, sale, or capital contribution.

“Event of Default” has the meaning set forth in Section 7.01, and a “Default” means any event which, with the passing of time or the giving of notice or both, would become an Event of Default.

“Fiscal Quarter” means each of the three-month calendar quarters ending on March 31, June 30, September 30, and December 31 of each year.

“Funding Date” means the Liquidation Closing Date or, at Borrower’s election, the Business Day immediately prior to the Liquidation Closing Date, or any other date mutually acceptable to Lender and Borrower on which the Term Loan is made.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indebtedness” means, with respect to Borrower, (without duplication) (a) all indebtedness of Borrower for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured) or for the deferred purchase price of property or services, (other than trade payables incurred in connection with the purchase of goods and services incurred in the ordinary course of business), (b) all obligations of Borrower evidenced by notes, bonds, debentures or similar instruments (excluding “deposit only” endorsements), (c) all indebtedness of Borrower created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all capitalized lease obligations of Borrower, (e) all contingent obligations of or guarantees made by Borrower, (f) all liabilities of Borrower for the return of deposits or payments on account and (g) all liabilities of Borrower under Title IV of the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Indemnified Party” has the meaning set forth in Section 8.03(b).

“Lender” has the meaning set forth in the preamble hereto.

“Lender Parent” has the meaning set forth in the preamble hereto.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation.

“Liquidation Agreement” has the meaning set forth in the preamble hereto.

“Liquidation Closing Date” has the meaning ascribed thereto in the Liquidation Agreement.

“Loan Documents” means, collectively, this Agreement, each Note, and each certificate, acknowledgement, agreement or document executed by Borrower and delivered to Lender in connection with or pursuant to any of the foregoing.

“Material Adverse Effect” means any event, circumstance, change or effect (a) that is material and adverse to the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, or (b) that materially impairs (i) the ability of Borrower to repay the Term Loan or to perform its obligations under any Loan Document or (ii)

the rights and remedies of Lender under the Loan Documents; provided, however, that for purposes of clause (a) “Material Adverse Effect” shall not include any event, circumstance, change or effect to the extent arising out of or resulting from (i) any failure of the Company to meet any projections or forecasts or any decrease in the market price of the Company Common Stock (it being understood and agreed that any event, circumstance, change or effect giving rise to such failure or decrease shall be taken into account in determining whether there has been a Material Adverse Effect), (ii) any events, circumstances, changes or effects that affect the commercial real estate ownership and leasing industry generally, (iii) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (iv) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (v) the negotiation, execution or announcement of this Agreement, the Merger Agreement or the consummation or anticipation of the Mergers or other transactions contemplated hereby or in the Merger Agreement (including the TPG/CalSTRS Liquidation), including the impact of any of the foregoing on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, future partners or employees, but excluding any impact resulting from the failure to obtain any necessary third-party consents in connection with the consummation of the TPG/CalSTRS Liquidation, (vi) the taking of any action expressly required by, or the failure to take any action expressly prohibited by, this Agreement or the Merger Agreement, or the taking of any action at the written request or with the prior written consent of an executive officer of Lender or Borrower Parent, (vii) earthquakes, hurricanes or other natural disasters, or (viii) changes in Law or GAAP, which in the case of each of clauses (ii), (iii), (iv) and (viii) do not disproportionately affect Borrower and its Subsidiaries, taken as a whole, relative to other participants in the commercial real estate ownership and leasing industry in the United States, and in the case of clause (vii) do not disproportionately affect Borrower and its Subsidiaries, taken as a whole, relative to other participants in the commercial real estate ownership and leasing industry in the geographic regions in which Borrower and its Subsidiaries operate or own or lease properties.

“Material Indebtedness” has the meaning set forth in Section 7.01(g).

“Maximum Lawful Rate” has the meaning set forth in Section 2.05(d).

“Merger Agreement” has the meaning set forth in the recitals hereto.

“Net Cash Proceeds” means —

(x) with respect to an Asset Disposition, the proceeds thereof in the form of cash (including any such proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling fees and expenses (including, without limitation, attorneys’ fees, accountants’ fees, and investment banking fees) incurred in connection therewith and Borrower’s good faith estimate of income taxes (including capital gains taxes) payable in connection with such sale, (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Disposition (provided that, to the extent and at the time any such amounts are released to Borrower or any of its Subsidiaries from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) amounts required to be paid to any Person (other than Borrower, Borrower Parent, or any Subsidiary of Borrower) owning a beneficial interest in the asset subject to such Asset Disposition, and (iv) the principal amount, interest and other amounts on any Indebtedness for borrowed money that is secured by the asset sold in such Asset Disposition and which is required to be repaid with such proceeds (other than any such Indebtedness incurred hereunder or any such Indebtedness assumed by the purchaser of such asset),

(y) with respect to an Equity Issuance, the amount of all cash received in exchange for the issuance or sale of any Equity Interests by Borrower, Borrower Parent, or any Subsidiary of Borrower, and any cash capital contributions, net of the fees and expenses of Borrower and its Subsidiaries reasonably allocated to such Equity Issuance, and

(z) with respect to the issuance or incurrence by Borrower, Borrower Parent, or any Subsidiary of Borrower of any Indebtedness for borrowed money, the cash proceeds thereof, net of all reasonable and customary fees and expenses incurred by the Borrowers and its Subsidiaries in connection therewith.

“Offered Interest” has the meaning set forth in Section 2.09.

“Origination Fee” has the meaning set forth in Section 2.06.

“Person” means an individual, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

“ROFO Notice” has the meaning set forth in Section 2.09.

“ROFO Properties” means the commercial real estate properties commonly known as San Felipe Plaza, CityWest 1& 2, CityWest 3&4, and the CityWest land parcel of land, as more fully described on Exhibit B attached hereto.

“ROFO Trigger Event” means the termination of the Merger Agreement by reason of the failure of the consent of the third-party investor identified in paragraph (2) of Section 7.2(h) of the Company Disclosure Letter to be satisfied.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided, however, that none of TPG-Fair Oaks Plaza, LLC, TPG Reflections I, LLC or TPG Reflections II, LLC shall be considered a Subsidiary for purposes of this Agreement.

“Taxes” has the meaning set forth in Section 2.08.

“Term Loan Commitment” means US$80,000,000.

“Term Loan” means an advance made by Lender to Borrower under this Agreement pursuant to Section 2.01.

“Term Loan Maturity Date” means January 15, 2015.

“Thomas Investor” means any of (i) James A. Thomas, Sherri Pastron, and Suzanne Thomas and their respective descendants, spouses or former spouses, in-laws, nieces, nephews, any Person where substantially all of the equity interests are beneficially owned by any of the foregoing, any trust where substantially all of the beneficiaries of such trust are any of the foregoing, or (ii) Maguire Thomas Partners-Philadelphia, Ltd., Thomas Investment Partners, Ltd., Maguire Thomas Partners-Commerce Square II, Ltd., Thomas Partners, Inc., Thomas-Pastron Family Partnership, L.P., The Lumbee Clan Trust and Thomas Master Investments, LLC.

ARTICLE II

AMOUNTS AND TERMS OF THE TERM LOAN FACILITY

SECTION 2.01 Term Loan Facility.

On the terms and subject to the conditions contained in this Agreement, Lender agrees to make the Term Loan to Borrower on the Funding Date in an amount up to the Term Loan Commitment. Upon the funding of the Term Loan, the obligation of Lender to make any further advances hereunder shall terminate. Any amount of the Term Loan prepaid pursuant to Section 2.04 may not be reborrowed under this Section 2.01. The Term Loan made pursuant to this Section 2.01 shall be evidenced by a Note, the form of which is attached hereto as Exhibit A.

SECTION 2.02 Making the Term Loan.

(a) Borrower shall provide Lender notice of borrowing hereunder at least 3 Business Days in advance of the Funding Date, setting forth the anticipated Funding Date and the principal amount of the Term Loan to be advanced on the Funding Date.

(b) Subject to satisfaction of the conditions set forth in Article III, Lender shall, before 2:00 P.M. (New York City time) on the Funding Date, make available for the account of Borrower the Term Loan in immediately available funds.

SECTION 2.03 Principal Repayment.

Borrower shall repay the entire unpaid principal amount of the outstanding Term Loan on the Term Loan Maturity Date, or such earlier date on which the amounts outstanding under the Term Loan shall become due pursuant to the provisions of Section 2.04 or Article VII.

SECTION 2.04 Prepayments.

(a) Mandatory Prepayments.

(i) Not later than the third Business Day following any Asset Disposition by Borrower or any of its Subsidiaries, Borrower (on behalf of itself or its Subsidiary, as the case may be) shall apply the Net Cash Proceeds of such Asset Disposition to prepay the Term Loan.

(ii) In the event and on each occasion that the Borrower, Borrower Parent, or any Subsidiary of Borrower consummates an Equity Issuance, Borrower shall (on behalf of itself, Borrower Parent, or its Subsidiary, as the case may be), substantially simultaneously with (and in any event not later than the third Business Day following) the receipt of any Net Cash Proceeds from an Equity Issuance, apply the Net Cash Proceeds of such Equity Issuance to prepay the Term Loan.

(iii) In the event that Borrower, Borrower Parent, or any Subsidiary of Borrower issues or incurs any Indebtedness for borrowed money (other than (x) Indebtedness incurred to fund leasehold improvements and other leasing costs in connection with any Material Company Lease identified on Section 6.1(b)(xii) of the Company Disclosure Letter and (y) Indebtedness incurred to refinance outstanding mortgage Indebtedness), Borrower shall (on behalf of itself, Borrower Parent, or its Subsidiary, as the case may be), substantially simultaneously with (and in any event not later than the third Business Day following) the issuance or incurrence of such Indebtedness, apply an amount equal to the Net Cash Proceeds resulting therefrom to prepay the Term Loan.

(b) Optional Prepayments. Borrower may prepay, in whole or in part, the outstanding principal amount of the Term Loan together with accrued interest to the date of such prepayment on the principal amount prepaid, without penalty and upon at least 3 Business Days’ prior notice to Lender stating the proposed date and the aggregate principal amount of the prepayment. Upon the giving of such notice of prepayment, the principal amount of the Term Loan to be prepaid shall become due and payable on the date set forth for such prepayment.

(c) Lender shall apply the amount of any prepayment under Section 2.04(a) or (b) in the following order: first to the Lender’s fees, costs and expenses that are reimbursable by Borrower under this Agreement, second to all accrued but unpaid interest, and third to the unpaid principal of the Term Loan; provided, however, if a Default or Event of Default shall have occurred and is continuing, Lender may apply any payment or prepayment to the obligations due and owing hereunder in its sole and absolute discretion.

SECTION 2.05 Interest.

(a) Interest Payments. The Term Loan shall accrue interest in arrears from the date made until the Term Loan is fully repaid at a fixed per annum rate of interest equal the applicable rate for the corresponding period as set forth below.

Period	Applicable Rate
Commencing on the Funding Date and continuing to, but not including the six month anniversary of the Funding Date	6%
Commencing on the six month anniversary of the Funding Date to, but not including the one year anniversary of the Funding Date	8%
Commencing on the one year anniversary of the Funding Date and thereafter	12%

Borrower shall pay Lender interest in arrears on the last Business Day of each month, commencing on the last Business Day of the month during which the Funding Date shall occur.

(b) Default Rate. The Term Loan shall bear interest from and after the occurrence and during the continuation of an Event of Default at a rate equal to 4.0% per annum above the rate of interest otherwise in effect pursuant to Section 2.05(a) (the “Default Rate”). The application of the Default Rate shall not be interpreted or deemed to extend any cure period or waive any Default or Event of Default or otherwise limit Lender’s rights or remedies hereunder. All interest payable at the Default Rate shall be payable on demand.

(c) Interest Determinations. All computations of interest and fees shall be made by Lender, with respect to the Term Loan, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

(d) Maximum Rate. Anything herein or any other Loan Document to the contrary notwithstanding, the obligations of Borrower hereunder and thereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Lender would be contrary to the provisions of any requirement of law applicable to Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by Lender, and in such event Borrower shall pay Lender interest at the highest rate permitted by applicable requirements of law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder or thereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder and thereunder at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the making of the Term Loan as otherwise provided in this Agreement or any other Loan Document.

SECTION 2.06 Origination Fee.

On the Funding Date, Borrower shall pay to Lender a non-refundable commitment fee in an amount equal to 1.5% of the Term Loan Commitment, which fee shall be deducted from the proceeds of the Term Loan and be fully earned when paid (the “Origination Fee”); provided, however that Lender shall be required to refund to Borrower two-thirds (2/3rds) of the amount of such Origination Fee in the event Lender Parent is obligated to pay the Expense Amount or Termination Fee under the Merger Agreement, which refund shall be paid to Borrower no later than the date such Expense Amount or Termination Fee is due and payable pursuant to the terms of the Merger Agreement.

SECTION 2.07 Method of Payments.

All payments to be made by Borrower under any Loan Document shall be made by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder) in Dollars, without setoff, recoupment, counterclaim or deduction of any kind, to the account of Lender specified in the Note or such other account as Lender may from time to time specify to Borrower, before 11:00 a.m. (New York time) on the date when due. Payment received by Lender after 11:00 A.M. (New York City time) shall be deemed to be received on the next Business Day. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

SECTION 2.08 Taxes.

Any and all payments by Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (other than taxes payable with respect to the income of Lender) (“Taxes”). If Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to Lender the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of any applicable Governmental Authority which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document.

SECTION 2.09 ROFO for Houston Properties.

If, at any time within 12 months following the occurrence of the ROFO Trigger Event, Borrower or its Subsidiaries shall determine to sell or otherwise transfer to the third-party investor referred to in the definition of “ROFO Trigger Event,” or any Affiliate thereof, a direct or indirect interest in any of the ROFO Properties or any direct or indirect owner thereof (excluding a transfer of a partnership interest in Borrower or capital stock of Borrower Parent) (any such direct or indirect interest, an “Offered Interest”), including as part of a portfolio transaction including interests in other real property or entities, Borrower shall first make an offer to Lender to acquire the Offered Interests at a cash price and with representations and warranties and prorations and other adjustments customary for a real estate transaction of this kind, all as specified in a notice to Lender (the “ROFO Notice”). The offer set forth in the ROFO Notice shall not relate to direct or indirect interests in any real property other than the ROFO Properties or in any entity that owns directly or indirectly any real property other than one or more ROFO Properties. Lender shall be entitled to elect, by notice given to Borrower within 30 days after the date of the ROFO Notice, to purchase the Offered Interests on the terms and conditions set forth in the ROFO Notice. If Lender elects to acquire the Offered Interests pursuant to the foregoing right, then closing shall be held on a date selected by Lender within 90 days following the date of Lender’s election. If Lender does not elect to acquire the Offered Interests, Borrower shall be entitled to sell or otherwise transfer the Offered Interests to the third-party investor referred to above, or an Affiliate thereof, for the price and on the terms and conditions set forth in the ROFO Notice. If such sale or other transfer of the Offered Interest to such third-party investor or any of its Affiliates is part of a portfolio sale involving direct or indirect interests in real properties other than the ROFO Properties, the purchase prices allocated to the Offered Interests, on the one hand, and the direct or indirect interests in such other properties, on the other hand, shall be made in good faith based on respective fair market values of the respective properties. Lender shall be entitled to assign its right to purchase pursuant this Section 2.09 to an Affiliate of Lender.

ARTICLE III

CONDITIONS OF EFFECTIVENESS AND LENDING

SECTION 3.01 Conditions Precedent to Funding.

The obligation of Lender to make the Term Loan under this Agreement is subject to satisfaction of the following conditions (unless expressly waived by Lender):

(a) the representations and warranties made or deemed made by the Borrower herein shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the Funding Date with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date);

(b) no Default or Event of Default shall have occurred and be continuing or will result from the Term Loan being made on such date;

(c) all conditions to the Liquidation Closing shall have been satisfied or waived (if waivable), other than conditions that, by their nature shall be performed at the Liquidation Closing;

(d) there shall not have occurred any event, change or occurrence since the Effective Date that has had or would reasonably be expected to have a Material Adverse Effect;

(e) receipt by Lender of a duly executed Note dated the Funding Date;

(f) receipt by Lender of a certificate, dated as of the Funding Date, and duly executed by the Secretary of Borrower, providing verification of incumbency and certifying as to and attaching (i) Borrower’s board resolutions approving the transactions contemplated by the Loan Documents and (ii) Borrower formation documents certified by the Secretary of State of Borrower’s state of formation as of a recent date acceptable to Lender and Borrower’s governing documents;

(g) receipt by Lender of a certificate of an officer of Borrower, dated as of the Funding Date, certifying that the conditions to funding of the Term Loan set forth in paragraphs (a), (b), (c), and (d) of this Section 3.01 shall have been satisfied as of the Funding Date;

(h) Borrower shall have paid to Lender the Origination Fee in accordance with Section 2.06 or shall have authorized Lender to deduct the Origination Fee from the net proceeds of the Term Loan;

(i) receipt by Lender of such other documents and instruments as Lender may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties

To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows:

(a) Borrower is a partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and each has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Borrower is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(b) Borrower has the requisite organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Borrower and the consummation by Borrower of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership action, and no other partnership proceedings on the part of Borrower are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c) This Agreement has been duly executed and delivered by Borrower and, assuming due authorization, execution and delivery by Lender, constitutes a legally valid and binding obligation of Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d) The execution, delivery and performance by Borrower of this Agreement do not and will not (i) violate or conflict with any provision of Borrower’s limited partnership agreement, (ii) violate any existing statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority applicable to it, (iii) require any consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority on the part of it, (iv) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any contractual obligation of it, Borrower Parent, or any of its or Borrower Parent’s Subsidiaries, or (v) result in the creation or imposition of any Lien upon any of the property of it or any of its Subsidiaries, other than those in favor of Lender pursuant to the Loan Documents except in the case of clauses (ii) through (v), to the extent failure to receive any such consent, approval or authorization, or such conflict, breach, default, termination, acceleration or Lien, would not have a Material Adverse Effect.

(e) Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(f) Borrower is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Term Loan by Lender, the application of the proceeds and repayment of each thereof by it will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

(g) Borrower is taxable as a partnership (and not as a corporation) for U.S. federal income tax purposes.

(h) Each of the representations and warranties made by Borrower and Borrower Parent in Sections 4.3(b) and (c) (Ownership of Company Subsidiaries), 4.6(b) (Compliance with Law), 4.7 (SEC Filings; Company Financial Statements) and 4.9 (Absence of Certain Changes or Events) of the Merger Agreement are true and correct in all material respects (except in the case of any such representation or warranty that is qualified by materiality, in which case such representation or warranty shall be true and correct in all respects).

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01 Affirmative Covenants.

As long as any Term Loan remains outstanding, Borrower agrees with Lender that:

(a) Borrower shall comply with all applicable laws, ordinances, rules, regulations, orders and decrees of any Governmental Authority having or claiming jurisdiction over Borrower except where the failure to comply could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) Borrower shall maintain at all times its status as a partnership for U.S. federal income tax purposes.

(c) Borrower shall furnish to Lender:

(i) prompt written notice of any pending or threatened action, suits or proceedings before any court, arbitrator or Governmental Authority which could reasonably be expected to, if decided adversely to Borrower, have a Material Adverse Effect;

(ii) prompt written notice of any Default or Event of Default and the actions that Borrower is taking to cure such Default or Event of Default; and

(iii) such other information respecting the business, properties, condition, financial or otherwise, or operations of Borrower as Lender may from time to time reasonably request.

SECTION 5.02 Use of Proceeds.

The proceeds of the Term Loan shall be used by Borrower solely to fund a portion of the Liquidation Payment Amount payable to TPG/CalSTRS, LLC pursuant to the Liquidation Agreement on the Liquidation Closing Date.

ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01 Negative Covenants.

As long as any Term Loan remains outstanding, Borrower agrees with Lender that:

(a) Liens. Borrower shall not create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, other than (i) Company Permitted Liens (as defined in the Merger Agreement) and (ii) Liens that do not materially impair the value of any of Borrower’s property or assets or the continued use and operation of any such property or asset as it is currently used and operated.

(b) Indebtedness. Borrower shall not incur any Indebtedness ranking senior in right of payment to the Term Loan or secured by Liens on the assets of Borrower, other than Company Permitted Liens.

(c) Merger; Consolidation. Borrower shall not (i) merge or consolidate with any Person, other than as contemplated under the Merger Agreement, (ii) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, or the Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired, except to one or more of its Subsidiaries that assume the obligations of Borrower with respect to the Term Loan.

(d) Dividend and Distribution Payments. Borrower shall not declare or pay any dividends or distributions with respect to its partnership interests, except that, so long as no Default or Event of Default has occurred and is continuing, Borrower may declare and pay cash distributions to the Borrower Parent and other holders of partnership interests in Borrower with respect to any Fiscal Quarter to the extent necessary for Borrower Parent to pay cash distributions to its shareholders of not more than $0.02 per share with respect to any Fiscal Quarter.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default.

Each of the following events shall be an “Event of Default”:

(a) Borrower shall fail to pay the principal amount of the Term Loan when the same becomes due and payable (whether upon demand, at maturity, by reason of acceleration or otherwise); or

(b) Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) any interest on the Term Loan or any other amount owing by the Borrower under this Agreement (other than described in subsection (a) above) or any other Loan Document, and such failure shall continue for a period of 5 Business Days after the date such payment becomes due; or

(c) Any representation or warranty made by Borrower in any Loan Document shall prove to have been incorrect in any material respect (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) when made or confirmed; or

(d) Borrower breaches any of its obligations under Section 5.02, or Article VI; or

(e) Borrower breaches any of its obligations under any of the Loan Documents (other than the obligations referred to in clauses (a) through (d) of this Section 7.01) and fails to cure such breach within thirty (30) days after the earlier of (i) the date on which an officer of Borrower becomes aware, or through the exercise of reasonable diligence should have become aware, of such failure and (ii) the date on which notice shall have been given to Borrower from Lender; or

(f) Borrower shall fail to pay any principal of or premium or interest on any Indebtedness having a principal amount of US$5,000,000 or more (excluding Indebtedness evidenced by this Agreement and the other Loan Documents), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, following expiration of any applicable grace periods) or Borrower shall be required to repurchase or offer to repurchase such Indebtedness, prior to the stated maturity thereof; or

(g) Any Subsidiary of Borrower shall fail to pay any principal of or premium or interest on any Indebtedness having a principal amount (either individually or cumulatively) of US$20,000,000 or more (any such Indebtedness, “Material Indebtedness”), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, following expiration of any applicable grace periods); or

(h) (i) The maturity of any Material Indebtedness shall have been accelerated, (ii) any Material Indebtedness shall have been required to be prepaid, repurchased, redeemed or defeased prior to the stated maturity thereof (other than by reason of mandatory prepayments triggered by asset sales, casualty events, equity issuances or debt issuances), or (iii) any event shall have occurred and be continuing which permits any holder or holders of Material Indebtedness to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid, repurchased, redeemed or defeased prior to its stated maturity and all applicable grace or cure periods shall have expired; or

(i) Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or

(j) Any proceeding shall be instituted by or against Borrower or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against Borrower (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceedings shall occur; or Borrower or any Subsidiary shall take any corporate, partnership, or other action to authorize any of the actions set forth above in this subsection (j); or

(k) a Borrower Change of Control shall have occurred.

SECTION 7.02 Remedies.

(a) If there shall occur and be continuing any Event of Default, Lender, at its sole discretion, (i) may declare the Term Loan Commitments to be terminated, whereupon the same shall forthwith terminate, and (ii) may declare the Term Loan, all principal, interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, and all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that in the case of any Event of Default described in Section 7.01(j), all principal, interest and all other amounts payable under this Agreement shall automatically become and be forthwith due and payable, without notice of any kind or any other action on the part of Lender.

(b) Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all amounts owing hereunder.

(c) The rights of Lender under Section 7.02(b) are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which Lender may have. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law or at equity.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Amendments; Waivers.

No amendment or waiver of any provision of this Agreement nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of Lender to exercise any right hereunder or any other Loan Document shall operate as a waiver thereof.

SECTION 8.02 Notices, Etc.

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)	if to Borrower:

Thomas Properties Group, L.P.

515 South Flower Street, 6th Floor

Los Angeles, CA 90071

Phone: (213) 233-9753

Fax: (213) 633-4760

Attention:   James A. Thomas, Chairman and Chief Executive Officer

  Paul S. Rutter, Co-Chief Operating Officer and General Counsel

Email:         jthomas@tpgre.com

  prutter@tpgre.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Phone: (213) 687-5000

Fax: (213) 687-5600

Attention:   Brian J. McCarthy, Esq.

  Jonathan L. Friedman, Esq.

Email:         brian.mccarthy@skadden.com

  jonathan.friedman@skadden.com

(b)	if to Lender:

Parkway Properties, Inc.

390 N. Orange Ave, Suite 2400

Orlando, FL 32801

Phone: (407) 650-0379

Fax: (407) 650-0597

Attention:   Jeremy Dorsett, Executive Vice President and General Counsel

Email:         jdorsett@pky.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

555 13th Street NW

Washington, DC 20004

Phone: (202) 637-5600

Fax: (202) 637-5910

Attention:   David Bonser, Esq.;

  Bruce Gilchrist, Esq.

Email:         david.bonser@hoganlovells.com

  bruce.gilchrist@hoganlovells.com

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 8.03 Costs; Expenses; Indemnities.

(a) Each of Borrower and Lender shall be responsible for all costs and expenses incurred by it, respectively in connection with the preparation, execution and delivery of this Agreement.

(b) Borrower agrees to indemnify and hold harmless Lender, its Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (each an “Indemnified Party”) from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, reasonable fees, expenses and disbursements of counsel to any such Indemnified Party) which may be imposed on, incurred by or asserted against any such Indemnified Party in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnified Party is a party thereto, whether direct, indirect, or consequential and whether based on any Federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of, in connection with, or as a result of (i) the execution or delivery of any of the Loan Documents or any agreement or instrument contemplated thereby, the performance (or non-performance) by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) the Term Loan or the use of the proceeds from the Term Loan, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including negligence by any Indemnified Party); provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Party or the violation by such Indemnified Party of applicable law.

(c) Any Indemnified Party wishing to claim indemnification under this Section 8.03, upon learning of any such indemnifiable claim, shall promptly notify Borrower thereof, but the failure to so notify shall not relieve Borrower of any liability it may have to such Indemnified Party, except to the extent such failure materially prejudices Borrower. In the event of any such threatened or actual indemnifiable claim, (A) Borrower shall have the right to assume the defense thereof, with counsel reasonably acceptable to the Indemnified Party (which acceptance shall not be unreasonably withheld, delayed or conditioned), and Borrower shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Borrower elects not to assume such defense, or counsel for the Indemnified Party advises that there are issues that raise conflicts of interest between Borrower and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to him or her, and Borrower shall pay all documented fees and expenses of such counsel for the Indemnified Party within twenty (20) Business Days after statements therefor are received; provided, however, that Borrower shall be obligated pursuant to this clause (c) to pay for only one firm of counsel for all Indemnified Parties in connection with an indemnifiable claim (selected by a majority of the applicable Indemnified Parties) in any jurisdiction except to the extent that any two or more Indemnified Parties have a conflict of interest in such claim, and (B) Borrower shall promptly pay expenses in advance of the final disposition of any such threatened or actual claim to each Indemnified Party to the fullest extent permitted by applicable Law, subject to the receipt of an undertaking by such Indemnified Party to repay such expenses if it is ultimately determined that such Indemnified Party is not entitled to be indemnified; provided, however, that Borrower shall not be liable for any settlement effected without its prior written consent (which prior written consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that Borrower shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification by them of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(d) Borrower agrees that any indemnification or other protection provided to any Indemnified Party pursuant to this Agreement (including, without limitation, pursuant to this Section 8.03) or any other Loan Document shall (i) survive payment of the Term Loan and (ii) inure to the benefit of any Person who was at any time an Indemnified Party under this Agreement or any other Loan Document.

SECTION 8.04 Binding Effect, Performance and Relationship of the Parties.

From and after the Effective Date, this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns. Time is of the essence of the Loan Documents. The relationship between Lender, on the one hand, and Borrower, on the other hand, is solely that of creditor and debtor. Lender has no fiduciary relationship or duty to Borrower arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between Lender and Borrower by virtue of, any Loan Document or any transaction contemplated herein or therein.

SECTION 8.05 Assignment.

Borrower shall not assign this Agreement to any other Person without the prior written consent of Lender. Lender may assign any or all of its rights under this Agreement (including, without limitation, rights to payments of principal or interest on the Term Loan) to any wholly-owned Subsidiary of Lender that is a “United States” person for United States federal income tax purposes, without notice to or consent of Borrower, but Lender shall not assign this Agreement or any interest in the Term Loan to any other Person. Borrower shall maintain a registry with respect to the Term Loan and any payments with respect thereto as described in Section 5f.103(c) of the Treasury Regulations (including with respect to transfers and assignments).

SECTION 8.06 Governing Law.

This Agreement, the other Loan Documents, and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without giving effect to the conflict of law principles thereof.

SECTION 8.07 Severability.

Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 8.08 Submission to Jurisdiction; Service of Process.

(a) Any legal action or proceeding with respect to any Loan Document may be brought in the courts of the State of New York, County of New York or of the United States of America sitting in the State of New York, County of New York, and, by execution and delivery of this Agreement, each of the parties hereby consents for itself and in respect of its property, generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b) Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower at its address provided herein. Nothing contained in this Section 8.08(b) shall affect the right of Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

SECTION 8.09 Execution in Counterparts.

This Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 8.10 Entire Agreement.

This Agreement, together with all of the other Loan Documents, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 8.11 Waiver of Jury Trial.

Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrower:

THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership

By:	THOMAS PROPERTIES GROUP, INC.,
its General Partner

By:	/s/ James A. Thomas
Name:	James A. Thomas
Title:	Chairman, President and Chief Executive Officer

Lender:

PARKWAY PROPERTIES LP, a Delaware limited partnership

By:	PARKWAY PROPERTIES GENERAL PARTNERS, INC.,
its General Partner

By:	/s/ David O’Reilly
Name:	David O’Reilly
Title:	Chief Financial Officer and
Chief Investment Officer

By:	/s/ Jeremy Dorsett
Name:	Jeremy Dorsett
Title:	General Counsel

[Signature Page – Loan Agreement]

Exhibit A

Form of Note

US$80,000,000	Dated: September , 2013

FOR VALUE RECEIVED, the undersigned, THOMAS PROPERTIES GROUP, L.P. (“Borrower”), hereby unconditionally promises to pay to the order of PARKWAY LP (“Lender”), at Lender’s account specified below:

Bank Name:

Bank Address:

ABA Number:

Account Number:

Account Name:

Ref:

or to any other account or at any other place as may be specified by Lender from time to time, the principal amount of EIGHTY MILLION UNITED STATES DOLLARS (US$80,000,000), or, if less, the aggregate unpaid principal amount of the Term Loan (as defined in the Loan Agreement referred to below) made by Lender under the Loan Agreement, dated as of September 4, 2013, by and between Borrower and Lender (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) on the dates and in the principal amount set forth in the Loan Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date made until such principal amount is paid in full, at such interest rates, and payable at such times and in such amounts, as are specified in the Loan Agreement. Both principal and interest are payable in lawful money of the United States of America to Lender in immediately available funds. The Term Loan made by Lender to Borrower, and all payments made on account of the principal thereof, shall be recorded by Lender and, prior to any transfer hereof, endorsed on this Note.

Demand, presentment, protest and notice of non-payment are hereby waived by Borrower.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without giving effect to the conflict of law principles thereof.

[Signature page follows]

Exhibit A

THOMAS PROPERTIES GROUP, L.P.

By:
Name:
Title:

Exhibit A

TERM LOAN AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan		Amount of Principal Paid or Prepaid	Notation Made By
Funding Date	US$	80,000,000

Exhibit A

Exhibit B

ROFO Properties

Exhibit B

SAN FELIPE PLAZA

5.306 acres (231,131 square feet) of land located in the Charles Sage Survey, Abstract Number 697, City of Houston, Harris County, Texas, being parts of Lots 24 and 26, Post Oak Estates, as shown on the plat recorded in Volume 17, Page 17, Harris County Map Records, being bounded on the west by Augusta Drive, a 60 feet wide public right of way, bounded on the north by San Felipe Road, a 100 feet wide public right of way, bounded on the east by the Westminster Methodist Church, described in deed recorded under Vol. 2609, Pg. 49 of the Deed Records of Harris County and the tract of land described in the deed to 1800 Bering, LP, recorded in Harris County Clerk’s File Number W604548, and bounded on the south by the tract of land conveyed to Augusta Court Associates, Ltd., recorded in Volume 121, Page 19 of the Condominium Records of Harris County, Texas.

Beginning at an 5/8 inch capped iron rod stamped R.P.L.S. 4615 set at the most southerly corner of the intersection of the east line of said Augusta Drive with the south line of said San Felipe Road for the most southerly northwest corner of the herein described tract;

Thence along the transition line from the east line of said Augusta Drive to the south line of said San Felipe Road, to a 5/8 inch capped iron rod stamped R.P.L.S. 4615 set for the northwest line of the herein described tract;

Thence North 18 degrees 03 minutes 51 seconds East, a distance of 25.84 feet to a 5/8 inch capped iron rod stamped R.P.L.S. 4615 set for corner;

Thence North 42 degrees 31 minutes 39 seconds East, a distance of 40.00 feet to a 5/8 inch capped iron rod stamped R.P.L.S. 4615 set for corner;

Thence North 67 degrees 01 minutes 02 seconds East, a distance of 24.23 feet to a 5/8 inch capped iron rod stamped R.P.L.S. 4615 set for the most northerly northwest corner of the herein described tract;

Thence North 87 degrees 26 minutes 37 seconds East, along the south line of said San Felipe Road and the north line of the herein described tract, a distance of 343.50 feet to a 5/8 inch iron rod found for the northeast corner of the herein described tract and the northwest corner of said Westminster Methodist Church;

Thence South 02 degrees 25 minutes 51 seconds East, along the east line of the herein described tract, and the west line of said Westminster Methodist Church and said 1800 Bering, LP tract, a distance of 574.85 feet to a 5/8 inch iron rod found for the southeast corner of said herein described tract and the northeast corner of said Augusta Court Associates, Ltd. tract;

Thence South 87 degrees 26 minutes 37 seconds West, along the south line of the herein described tract, and the north line of said Augusta Court Condominiums, a distance of 403.50 feet to a 5/8 inch capped iron rod stamped R.P.L.S. 4615 set in the east line of aforesaid Augusta Drive for the southwest corner of the herein described tract and the northwest corner of said Augusta Court Associates, Ltd. tract;

Thence North 02 degrees 25 minutes 51 seconds West, along the east line of said Augusta Drive and the west line of the herein described tract, a distance of 514.85 feet to the point of beginning and containing 5.306 acres (231,131 square feet) of land.

CITYWEST 1&2

TRACT 1

NORTH CAMPUS

WEST TRACT

METES AND BOUNDS DESCRIPTION OF 7.4023 ACRES OF LAND

OUT OF UNRESTRICTED RESERVE “A” CITYWEST PLACE SECTION TWO

SECOND PARTIAL REPLAT FILM CODE NO. 476119, H.C.M.R

HOUSTON, HARRIS COUNTY, TEXAS

All that certain 7.4023 acres of land being a portion of Unrestricted Reserve “A”, Citywest Place Section Two Second Partial Replat, according to the plat thereof recorded at Film Code No. 476119, of the Map Records of Harris County, Texas and also being a portion of that certain called 14.2587 acre tract described as Tract A in the deed dated September 30, 2004, from BMC Software Education, Inc. to BMC Software Texas. L.P., filed for record under Clerk File No. Y005659, Film Code No. ###-##-####, of the Official Public Records of Real Property of Harris County, Texas and also being a portion of that certain called 65,498 square foot tract described as the Abandonment of Cityway Drive, City of Houston Ordinance No. 2000-1083, dated December 13, 2000, from City of Houston to BMC Software, Inc., filed for record under Clerk File No. U827065, Film Code No. 536-75-2192, of the Official Public Records of Real Property of Harris County, Texas, Houston, Harris County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at a found 5/8” iron rod marking the north cutback corner at the intersection of the east right-of-way line of Citywest Boulevard with the south right-of-way line Del Monte Drive (60’ Wide);

THENCE, N 87° 43’ 25” E—384.61’, with said south right-of-way line of Del Monte Drive to a set 5/8” iron rod with cap for corner;

THENCE, S 02° 14’ 56” E—601.34’, to a set “X” in concrete for corner;

THENCE, S 87° 40’ 53” W—85.71’, to a set “X” in concrete for corner;

THENCE, S 02° 16’ 27” E—54.88’, to a set 5/8” iron rod with cap for corner;

THENCE, S 87° 42’ 52” W—592.48’, to a set 5/8” iron rod with cap marking a point on a curve to the right having a central angle of 04° 00’ 31”, a radius of 960.00’ and a chord bearing N 27° 59’ 44” E—67.15’, the center of said curve being located on a radial line bearing S 64° 00’ 31” E, from said point, said rod located in the east right-of-way line of Citywest Boulevard (80’ Wide);

BMC NORTH CAMPUS

WEST TRACT

THENCE, with said east right-of-way line of Citywest Boulevard and said curve to the right for an arc distance of 67.17’, to a set 5/8” iron rod with cap marking the Point of Tangency;

THENCE, N 30° 00’ 00” E—298.38’, continuing with said east right-of-way line of Citywest Boulevard, to a found “X” in concrete marking the Point of Curvature of a curve to the left having a central angle of 32° 16’ 35”, a radius of 554.50’ and chord bearing N

13°	51’ 42” E—308.25’;

THENCE, continuing with said east right-of-way line of Citywest Boulevard and said curve to the left for an arc distance of 312.37, to a found 5/8” iron rod with cap marking the Point of Tangency;

THENCE, N 02° 16’ 35” W—35.00’, continuing with said east right-of-way line of Citywest Boulevard, to a found 5/8” iron rod marking a cutback corner,

THENCE, N 42° 43’ 25” E—21.21’, with the cutback line, to the POINT OF BEGINNING of the herein described tract and containing 7.4023 acres (322,443 square feet), more or less.

Compiled from a survey by:

PREJEAN & COMPANY, INC.

Job No. 157-7

157-7ncw.mb

February 17, 2006

Revised June 12, 2006

TRACT 2

SOUTH CAMPUS

WEST TRACT

METES AND BOUNDS DESCRIPTION OF 7.9157 ACRES OF LAND

OUT OF UNRESTRICTED RESERVE “A” CITYWEST PLACE SECTION TWO

SECOND PARTIAL REPLAT FILM CODE NO. 476119, H.C.M.R.

HOUSTON, HARRIS COUNTY, TEXAS

All that certain 7.9157 acres of land being a portion of Unrestricted Reserve “A”, Citywest Place Section Two Second Partial Replat, according to the plat thereof recorded at Film Code No. 476119, of the Map Records of Harris County, Texas and also being a portion of that certain called 14.2587 acre tract described as Tract A in the deed dated September 30, 2004, from BMC Software Education, Inc. to BMC Software Texas, L.P., filed for record under Clerk File No. Y005659, Film Code No. ###-##-####, of the Official Public Records of Real Property of Harris County, Texas and also being a portion of that certain called 65,498 square foot tract described as the Abandonment of Cityway Drive, City of Houston Ordinance No. 2000-1083, dated December 13, 2000, from City of Houston to BMC Software, Inc., filed for record under Clerk File No. U827065, Film Code No. 536-75-2192, of the Official Public Records of Real Property of Harris County, Texas and being a portion of that certain called 12.7653 acre tract described in the deed dated September 16, 1997, from Texas A & M Foundation to BMC Software Texas, L.P., filed for record under Clerk File No. S648520, Film Code No. ###-##-####, of the Official Public Records of Real Property of Harris County, Texas and being a portion of that certain called 14.9816 acre tract described in the deed dated November 5, 1998, from BRE/CW Partners, L.P. to BMC Software Texas, L.P., filed for record under Clerk File No. T372166, Film Code No. 522-14-2226, of the Official Public Records of Real Property of Harris County, Texas, Houston, Harris County, Texas and being more particularly described by metes and bounds as follows:

Commencing at a found 5/8” iron rod marking the south cutback corner at the intersection of the south right-of-way line of Del Monte Drive (60’ Wide) with the west right-of-way line of Beltway 8 (Sam Houston Parkway)(Width Varies); Thence, S 02° 29’ 28” E—583.58’, with said west right-of-way line of Beltway 8, to an angle point, from which a found Texas Department of Transportation concrete monument bears, S 43° 37’ 02” W—0.67’; Thence, S 02° 56’ 04” W—55.84’. continuing with said west right-of-way line of Beltway 8, to a point for corner; Thence, S 87° 24’ 39” W—148.51’, to a point for corner; Thence, N 02° 09’ 56” W—24.49’, to a point for corner; Thence, S 87° 24’ 39” W—42.04’, to a point for corner; Thence, N 02° 35’ 21” W—33.15’, to a point for corner; Thence, S 87° 39’ 59” W—48.76’, to a point for corner, Thence S 02° 19’ 07” E—3.58’, to a point for corner; Thence, S 87° 40’ 53” W—251.05’, to a point for corner; Thence, S 02° 16’ 27” E—54.88’, to a point for corner; Thence, S 87° 42’ 52” W—79.88’, to a set 5/8” iron rod with cap marking the POINT OF BEGINNING of the herein described tract;

BMC SOUTH CAMPUS

WEST TRACT

THENCE, S 02° 18’ 29” E—599.98’, to a set 5/8” iron rod with cap for corner;

THENCE, N 86° 33’ 57” W—137.51’, to a set 5/8” iron rod with cap marking the Point of Curvature of a curve to the left having a central angle of 05° 39’ 42”, a radius of 3,970.00’ and chord bearing N 89° 23’ 48” W—392.13’;

THENCE, with said curve to the left for an arc distance of 392.29’, to a set 5/8” iron rod with cap marking the Point of Tangency;

THENCE, S 87° 46’ 21” W—74.04’, to a set 5/8” iron rod with cap marking the Point of Curvature of a curve to the left having a central angle of 90° 00’ 00”, a radius of 25.00’ and chord bearing S 42° 46’ 21” W—35.36’;

THENCE, with said curve to the left for an arc distance of 39.27’, to a set 5/8” iron rod with cap marking the end of the curve located in the east right-of-way line of Citywest Boulevard (80’ Wide);

THENCE, N 02° 13’ 39” W—137.61’, with said east right-of-way line Citywest Boulevard, to a found 1/2” iron rod marking the Point of Curvature of a curve to the right having a central angle of 28° 13’ 08”, a radius of 960.00’ and a chord bearing N 11° 52’ 55” E—468.05’;

THENCE, continuing with said east right-of-way line of Citywest Boulevard and said curve to the right for an arc distance of 472.81’, to a set 5/8” iron rod with cap for corner;

THENCE, N 87° 42’ 52” E—512.60’, to the POINT OF BEGINNING of the herein described tract and containing 7.9157 (344,806 square feet), more or less.

Compiled from a survey by:

PREJEAN & COMPANY, INC.

Job No. 157-7

157-7scw.mb

February 17, 2006

Revised June 12, 2006

CITYWEST 3 & 4

TRACT 1

NORTH CAMPUS—EAST TRACT:

ALL THAT CERTAIN 5.8463 ACRES OF LAND BEING A PORTION OF UNRESTRICTED RESERVE “A”, CITYWEST PLACE SECTION TWO SECOND PARTIAL REPLAT, ACCORDING TO THE PLAT THEREOF RECORDED AT FILM CODE NO. 476119, OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS AND ALSO BEING A PORTION OF THAT CERTAIN CALLED 14.2587 ACRE TRACT DESCRIBED AS TRACT A IN THE DEED DATED SEPTEMBER 30, 2004, FROM BMC SOFTWARE EDUCATION, INC. TO BMC SOFTWARE TEXAS, L.P., FILED FOR RECORD UNDER CLERK FILE NO. Y005659, FILM CODE NO. ###-##-####, OF THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, HOUSTON, HARRIS COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A FOUND 5/8” IRON ROD MARKING THE NORTH CUTBACK CORNER AT THE INTERSECTION OF THE SOUTH RIGHT-OF-WAY LINE DEL MONTE DRIVE (60’ WIDE) WITH THE WEST RIGHT-OF-WAY LINE OF BELTWAY 8 (SAM HOUSTON PARKWAY)(WIDTH VARIES);

THENCE, S 47° 23’ 01’ E—21.25’, WITH THE CUTBACK LINE, TO A FOUND 5/8” IRON ROD FOR CUTBACK CORNER;

THENCE, S 02° 29’ 28” E—583.58’, WITH SAID WEST RIGHT-OF-WAY LINE OF BELTWAY 8, TO A SET 5/8” IRON ROD WITH CAP FOR ANGLE CORNER;

THENCE, S 02° 56’ 04” W—55.84’, CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE OF BELTWAY 8, TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE, S 87° 24’ 39” W—148.51’, TO A SET “X” IN CONCRETE FOR CORNER;

THENCE, N 02° 09’ 56” W—24.49’, TO A SET “X” IN CONCRETE FOR CORNER;

THENCE, S 87° 24’ 39” W—42.04’, TO A POINT FOR CORNER;

THENCE, N 02° 35’ 21” W—33.15’, TO A POINT FOR CORNER;

THENCE, S 87° 39’ 59” W—48.76’, TO A POINT FOR CORNER;

30

THENCE, S 02° 19’ 07” E—3.58’, TO A SET “X” IN CONCRETE FOR CORNER;

THENCE, S 87° 40’ 53” W—165.34’, TO A SET “X” IN CONCRETE FOR CORNER;

THENCE, N 02° 14’ 56” W—601.34’, TO A SET 5/8” IRON ROD WITH CAP FOR CORNER LOCATED IN THE AFOREMENTIONED SOUTH RIGHT-OF-WAY LINE OF DEL MONTE DRIVE;

THENCE, N 87° 43’ 25” E—392.32’, WITH SAID SOUTH RIGHT-OF-WAY LINE OF DEL MONTE DRIVE, TO THE POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT AND CONTAINING 5.8463 ACRES (254,663 SQUARE FEET), MORE OR LESS.

TRACT 2

SOUTH CAMPUS—EAST TRACT:

ALL THAT CERTAIN 8.1661 ACRES OF LAND BEING A PORTION OF UNRESTRICTED RESERVE “A”, CITYWEST PLACE SECTION TWO SECOND PARTIAL REPLAT, ACCORDING TO THE PLAT THEREOF RECORDED AT FILM CODE NO. 476119, OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS AND ALSO BEING A PORTION OF THAT CERTAIN CALLED 14.2587 ACRE TRACT DESCRIBED AS TRACT A IN THE DEED DATED SEPTEMBER 30, 2004, FROM BMC SOFTWARE EDUCATION, INC. TO BMC SOFTWARE TEXAS, L.P., FILED FOR RECORD UNDER CLERK FILE NO. Y005659, FILM CODE NO. ###-##-####, OF THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AND ALSO BEING A PORTION OF THAT CERTAIN CALLED 65,498 SQUARE FOOT TRACT DESCRIBED AS THE ABANDONMENT OF CITYWAY DRIVE, CITY OF HOUSTON ORDINANCE NO. 2000-1083, DATED DECEMBER 13, 2000, FROM CITY OF HOUSTON TO BMC SOFTWARE, INC., FILED FOR RECORD UNDER CLERK FILE NO. U827065, FILM CODE NO. ###-##-####, OF THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AND BEING A PORTION OF THAT CERTAIN CALLED 12.7653 ACRE TRACT DESCRIBED IN THE DEED DATED SEPTEMBER 16,1997, FROM TEXAS A & M FOUNDATION TO BMC SOFTWARE TEXAS, L.P., FILED FOR RECORD UNDER CLERK FILE NO. S648520, FILM CODE NO. ###-##-####, OF THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS AND BEING A PORTION OF THAT CERTAIN CALLED 14.9816 ACRE TRACT DESCRIBED IN THE DEED DATED NOVEMBER 5, 1998, FROM BRE/CW PARTNERS, L.P. TO BMC SOFTWARE TEXAS, L.P., FILED FOR RECORD UNDER CLERK FILE NO. T372166, FILM CODE NO. ###-##-####, OF THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS, HOUSTON, HARRIS COUNTY, TEXAS AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

31

COMMENCING AT A FOUND 5/8” IRON ROD MARKING THE SOUTH CUTBACK CORNER AT THE INTERSECTION OF THE SOUTH RIGHT-OF-WAY LINE OF DEL MONTE DRIVE (60’ WIDE) WITH THE WEST RIGHT-OF-WAY LINE OF BELTWAY 8 (SAM HOUSTON PARKWAY)(WIDTH VARIES); THENCE, S 02° 29’ 28” E—583.58’, WITH SAID WEST RIGHT-OF-WAY LINE OF BELTWAY 8, TO AN ANGLE POINT, FROM WHICH A FOUND TEXAS DEPARTMENT OF TRANSPORTATION CONCRETE MONUMENT BEARS, S 43° 37’ 02” W—0.67’; THENCE, S 02° 56’ 04” W—55.84’, CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE OF BELTWAY 8, TO A SET 5/8” IRON ROD WITH CAP MARKING THE POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT;

THENCE, S 02° 56’ 04” W—675.84’, CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE OF BELTWAY 8, TO A SET 5/8” IRON ROD WITH CAP MARKING A POINT ON A CURVE TO THE LEFT HAVING A CENTRAL ANGLE 93° 28’ 20”, A RADIUS OF 30.00’ AND CHORD BEARING OF N 43° 48’ 06” W—43.69’, THE CENTER OF SAID CURVE BEING LOCATED ON A RADIAL LINE BEARING N 87° 03’ 56’ W, FROM SAID POINT;

THENCE, WITH SAID CURVE TO THE LEFT FOR AN ARC DISTANCE OF 48.94’, TO A SET 5/8” IRON ROD WITH CAP MARKING THE POINT OF REVERSE CURVATURE OF A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 03° 58’ 19”, A RADIUS OF 4,030.00’ AND A CHORD BEARING N 88° 33’ 06” W—279.31’;

THENCE, WITH SAID CURVE TO THE RIGHT FOR AN ARC DISTANCE OF 279.37’, TO A SET 5/8” IRON ROD WITH CAP MARKING THE POINT OF TANGENCY;

THENCE, N 86° 33’ 57” W—201.97’, TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE, N 02° 18’ 29” W—599.98’, TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE, N 87° 42’ 52” E—79.88’, TO A SET 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE, N 02° 16’ 27” W—54.88’, TO A SET “X” IN CONCRETE FOR CORNER;

THENCE, N 87° 40’ 53” E—251,05’, TO A SET “X” IN CONCRETE FOR CORNER;

THENCE, N 02° 19’ 07” W—3.58’, TO A POINT FOR CORNER;

32

THENCE, N 87° 39’ 59” E—48.76’, TO A POINT FOR CORNER;

THENCE, S 02° 35’ 21” E—33.15’, TO A POINT FOR CORNER;

THENCE, N 87° 24’ 39” E—42.04’, TO A SET “X” IN CONCRETE FOR CORNER;

THENCE, S 02° 09’ 56” E—24.49’, TO A SET “X” IN CONCRETE FOR CORNER;

THENCE, N 87° 24’ 39” E—148.51’, TO THE POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT AND CONTAINING 8.1661 (355,714 FEET), MORE OR LESS.

33

CITYWEST LAND

METES AND BOUNDS DESCRIPTION

OF 5.9748 ACRES OF LAND

BEING UNRESTRICTED RESERVE “A”

CITYWEST PLACE, SECTION ONE

VOLUME 306, PAGE 63, H.C.M.R.

HOUSTON, HARRIS COUNTY, TEXAS

All that certain 5.9748 acres of land being Unrestricted Reserve “A”, Citywest Place, Section One, according to the plat thereof recorded in Volume 306, Page 63, of the Map Records of Harris County, Texas and also being that same certain called 5.9748 acre tract described as Tract B in the deed dated September 30, 2004, from BMC Software Education, Inc. to BMC Software Texas, L.P., filed for record under Clerk File No. Y005659, Film Code No. 594-39-1759, of the Official Public Records of Real Property of Harris County, Texas, Houston, Harris County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at the northeast corner of Block 12, Walnut Bend, Section 2, according to the plat thereof recorded in Volume 65, Page 1, of the Map Records of Harris County, Texas, said point located in the south right-of-way line of Del Monte Drive (60’ Wide);

THENCE, N 87° 43’ 25” E—432.41’, with said south right-of-way line of Del Monte Drive, to a set 5/8” iron rod with cap for cutback corner;

THENCE, S 47° 16’ 35” E—14.13’, with the cutback line, to a set 5/8” iron rod with cap for cutback corner located in the west right-of-way line of Citywest Boulevard (80’ Wide);

THENCE, S 02° 16’ 35” E—40.01’, continuing with said west right-of-way line of Citywest Boulevard, to a set 5/8” iron rod with cap marking the Point of Curvature of a curve to the right having a central angle of 32° 16’ 35”, a radius of 474.50’ and a chord bearing S 13° 51’ 42” W—263.78’;

THENCE, continuing with said west right-of-way line of Citywest Boulevard and with said curve to the right for an arc distance of 267.30’, to a found 5/8” iron rod marking the Point of Tangency;

THENCE, S 30° 00’ 00” W—298.38’, continuing with said west right-of-way line of Citywest Boulevard, to a set 5/8” iron rod with cap marking the Point of Curvature of a curve to the left having a central angle of 32° 13’ 39”, a radius of 1,040.00’ and chord bearing S 13° 53’ 11” W—577.29’;

THENCE, continuing with said west right-of-way line of Citywest Boulevard and with said curve to the left for an arc distance of 584.98’, to a set 5/8” iron rod with cap marking the Point of Tangency;

THENCE, S 02° 13’ 39” E—42.61’, continuing with said west right-of-way line of Citywest Boulevard, to a set 5/8” iron rod with cap for cutback corner;

THENCE, S 42° 46’ 21” W—14.14’, with the cutback line, to a set 5/8” iron rod with cap for cutback corner located in the north right-of-way line of Burgoyne Road (60’ Wide)(Not Open);

THENCE, S 87° 46’ 21” W—40.00’, with said north right-of-way line of Burgoyne Road, to a point for corner located in the east line of the aforementioned Walnut Bend, Section 2;

THENCE, N 02° 13’ 39” W—1,162.71’, WITH SAID EAST LINE OF Walnut Bend, Section 2, to the POINT OF BEGINNING of the herein described tract and containing 5.9748 acres (260,264 square feet), more or less.

Compiled from a survey by:

PREJEAN & COMPANY, INC.

Job No. 157-7

157-7wv.mb

February 17, 2006

METES AND BOUNDS DESCRIPTION

OF 3.9724 ACRES OF LAND

OUT OF THE GEORGE L. BELLOWS SURVEY, A-3

HOUSTON, HARRIS COUNTY, TEXAS

All that certain 3.9724 acres of land being that same certain called 3.9724 acre tract described in the deed dated April 5, 1993, from The Abercrombie Company to BMC Real Properties, Inc., filed for record under Clerk File No. P169067, Film Code No. 125-42-0708, of the Official Public Records of Real Property of Harris County, Texas, out of the George L. Bellows Survey, A-3, Houston, Harris County, Texas and being more particularly described by metes and bounds as follows;

BEGINNING at the northeast corner of Walnut Bend, Section 2, according to the plat thereof recorded in Volume 65, Page 1, of the Map Records of Harris County, Texas and the southeast corner of that certain called 35,200 square foot tract described in the deed dated January 3, 1996, from The City of Houston, Texas to Walnut Bend Home Association, Inc., filed for record under Clerk File No. R749975, Film Code No. 506-83-2241, of the Official Public Records of Real Property of Harris County, Texas, said point located in the north right-of-way line of Del Monte Drive (60’ Wide);

THENCE, N 02° 16’ 35” W—382.52’, with the east line of said 35,200 square foot tract and the east line of that certain called 0.807 acre tract described in the deed dated April 17, 1961, from Pasadena Investment Company to Walnut Bend Home Association, Inc., filed for record under Clerk File No. B325436, Volume 4348, Page 148, of the Deed Records of Harris County, Texas, to a point for corner;

THENCE, N 87° 43’ 25” E, with the south line of that certain called 3.9297 acre tract described in the deed dated March 8, 2005, from Westminster 1500 Citywest L.P. to EMC Hotel, Ltd., filed for record under Clerk File No. Y316554, Film Code No. 002-64-2630, of the Official Public Records of Real Property of Harris County, Texas, at 40.00’ passing a found 5/8” iron rod for reference and continuing for a total distance of 472.00’, to a found 5/8” iron rod for corner located ion the west right-of-way line of Citywest Boulevard (80’ Wide);

THENCE, S 02° 16’ 35” E—23.62’, with said west right-of-way line of Citywest Boulevard, to a set 5/8” iron rod with cap marking the Point of Curvature of a curve to the right having a central angle of 15° 02’ 28”, a radius of 388.47’ and chord bearing S 05° 14’ 39” W—101.69’;

THENCE, continuing with said west right-of-way line of Citywest Boulevard and with said curve to the right for an arc distance of 101.98’, to a found 5/8” iron rod with cap marking the Point of Reverse Curvature of a curve to the left having a central angle of 15° 02’ 28”, a radius of 468.47’ and a chord bearing S 05° 14’ 39” W—122.63’;

THENCE, continuing with said west right-of-way line of Citywest Boulevard and with said curve to the left for an arc distance of 122.98’, to a set 5/8” iron rod with cap marking the Point of Tangency;

THENCE, S 02° 16’ 35” E—111.51’, continuing with said west right-of-way line of Citywest Boulevard, to a found 5/8” iron rod with cap marking the Point of Curvature of a curve to the right having a central angle of 90° 00’ 00”, a radius of 25.00’ and a chord bearing S 42° 43’ 25” W—35.36’;

THENCE, with said curve to the right for an arc distance of 39.27’, to a found 5/8” iron rod marking the Point of Tangency located in the aforementioned north right-of-way line of Del Monte Drive;

THENCE, N 87° 43’ 25” W—417.64’, with said north right-of-way line of Del Monte Drive, to the POINT OF BEGINNING of the herein described tract and containing 3.9724 acres (173,038 square feet), more or less.

Compiled from a survey by:

PREJEAN & COMPANY, INC.

Job No. 157-7

157-7nwv.mb

February 17, 2006